THE ROYCE FUND
1414 Avenue of the Americas
New York, New York 10019

                                                                         April 15, 2005

Mr. Charles M. Royce
1414 Avenue of the Americas
New York, New York 10019

Dear Mr. Royce:

          The Royce Fund (the "Trust") hereby accepts your offer to purchase 100 shares of beneficial interest of Royce Select Fund II, a series of the Trust, at $10.00 per share, for an aggregate purchase price of $1,000.00, subject to the understanding that you have no present intention of redeeming or selling the shares so acquired.

                                                                       Sincerely,

THE ROYCE FUND

By:	__________________________
Charles M. Royce President

Agreed:

          I, Charles M. Royce, hereby agree to purchase the shares of beneficial interest covered under the above letter agreement. I acknowledge that I have no present intention of redeeming or selling any of the 100 shares of Royce Select Fund II covered by such letter agreement.

__________________________
Charles M. Royce

THE ROYCE FUND
1414 Avenue of the Americas
New York, New York 10019

                                                                         April 15, 2005

Mr. Charles M. Royce
1414 Avenue of the Americas
New York, New York 10019

Dear Mr. Royce:

          The Royce Fund (the "Trust") hereby accepts your offer to purchase 100 shares of beneficial interest of Royce Select Fund III, a series of the Trust, at $10.00 per share, for an aggregate purchase price of $1,000.00, subject to the understanding that you have no present intention of redeeming or selling the shares so acquired.

                                                                       Sincerely,

THE ROYCE FUND

By:	__________________________
Charles M. Royce President

Agreed:

          I, Charles M. Royce, hereby agree to purchase the shares of beneficial interest covered under the above letter agreement. I acknowledge that I have no present intention of redeeming or selling any of the 100 shares of Royce Select Fund III covered by such letter agreement.

__________________________
Charles M. Royce